SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2006
Jefferies Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

New York	1-14947	95-4719745

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., 12th Floor, New York, New York		10022

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
     On February 17, 2006, the Registrant issued and sold 125,000 shares of its 3.25% Series A Cumulative Convertible Preferred Stock (the “Series A Cumulative Convertible Preferred Stock”) at a price of $1,000.00 per share, or $125,000,000 in the aggregate. The issuance and sale of the Series A Cumulative Convertible Preferred Stock were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.
     Each share of Series A Cumulative Convertible Preferred Stock is convertible at any time at the holder’s option, initially into 16.12903 fully paid and non-assessable shares of Common Stock. The conversion rate is subject to adjustment upon the occurrence of certain dilutive events. The Registrant is obligated to redeem any outstanding shares of the Series A Cumulative Convertible Preferred Stock on January 15, 2036 and has the option to redeem the Series A Cumulative Convertible Preferred Stock, in whole or in part (if in part, a number of shares equal in an amount at least 10% of the outstanding shares of the Series A Cumulative Convertible Preferred Stock) on or after January 15, 2016, at a price of $1,000.00 per share plus accrued dividends.
     The Series A Cumulative Convertible Preferred Stock is redeemable at the holder’s option upon the occurrence of a “Change of Control Transaction,” a “Fundamental Change,” a “Termination of Trading,” or a “Default Event”, all as defined in the Certificate of Designations of the Series A Cumulative Convertible Preferred Stock. In addition, if a holder of the Series A Cumulative Convertible Preferred Stock elects to convert upon the occurrence of a Fundamental Change prior to January 16, 2016, the holder will receive “Transaction Consideration” (as so defined) in respect of a specified additional number of shares of the Registrant’s Common Stock.
     The Series A Cumulative Preferred Stock was sold pursuant to a Purchase Agreement dated February 17, 2006 between and among Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company, affiliates of Massachusetts Mutual Financial Group. The Registrant entered into a Registration Rights Agreement, dated February 17, 2006, with the purchasers of the Series A Cumulative Convertible Preferred Stock, under which the Registrant is obligated to register under the Securities Act of 1933, as amended, upon request, the shares of the Common Stock issuable upon conversion of the Series A Cumulative Convertible Preferred Stock.
     Reference is made to the Certificate of Designations of the Series A Cumulative Convertible Preferred Stock, the Purchase Agreement and the Registration Rights Agreement, which are exhibits to this current report, for a complete description of the terms of those documents.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information regarding the Series A Cumulative Convertible Preferred Stock is set forth above in Item 1.01.
ITEM 3.02 Unregistered Sales of Equity Securities
     The information regarding the Series A Cumulative Convertible Preferred Stock is set forth above in Item 1.01.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws
     A Certificate of Designations of the Series A Cumulative Convertible Preferred Stock setting forth the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Series A Cumulative Preferred Stock, was filed with the Secretary of State of the State of Delaware on February 17, 2006.
ITEM 9.01 Financial Statements and Exhibits
(d)	Exhibits
Exhibit 3.1	Certificate of Designations of 3.25% Series A Cumulative Convertible Preferred Stock of Jefferies Group, Inc., filed with the Secretary of State of the State of Delaware on February 17, 2006.

Exhibit 10.1	Purchase Agreement dated as of February 17, 2006 between and among Jefferies Group, Inc., Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company.

Exhibit 10.2	Registration Rights Agreement dated as of February 17, 2006 between and among Jefferies Group, Inc., Massachusetts Mutual Life Insurance Company and C.M. Life insurance Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERIES GROUP, INC.
Date: February 21, 2006	By:	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

Exhibit List

Exhibit 3.1	Certificate of Designations of 3.25% Series A Cumulative Convertible Preferred Stock of Jefferies Group, Inc., filed with the Secretary of State of the State of Delaware on February 17, 2006.

Exhibit 10.1	Purchase Agreement dated as of February 17, 2006 between and among Jefferies Group, Inc., Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company.

Exhibit 10.2	Registration Rights Agreement dated as of February 17, 2006 between and among Jefferies Group, Inc., Massachusetts Mutual Life Insurance Company and C.M. Life insurance Company.